UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2024

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 13, 2024, CalciMedica, Inc. (the “Company”) posted an updated corporate presentation under the “Investors and Media” section of the Company’s website. The Company may use the corporate presentation from time to time in conversations with analysts, investors and others. A copy of the corporate presentation is included as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

FDA Clearance of IND Application for Phase 2 Trial of Auxora for the Treatment of Severe Acute Kidney Injury

On February 13, 2024, the Company announced the clearance of its Investigational New Drug application (“IND”) by the U.S. Food and Drug Administration (“FDA”) for the Company’s lead product candidate, Auxora, a potent and selective small molecule inhibitor of Orai1-containing calcium release-activated calcium channels, to be evaluated in a Phase 2 trial in acute kidney injury (“AKI”) with associated acute hypoxemic respiratory failure (“AHRF”). The Company expects to initiate the trial, named KOURAGE, in the first half of 2024 with data expected in 2025.

AKI is classified as stages 1, 2 and 3 depending on the degree of kidney injury. In the presence of AHRF, stage 2 and stage 3 AKI, both classified as severe, put patients at a 50% or greater risk for death while hospitalized and in the 90 days after discharge. Survivors of severe AKI may develop or progress to chronic kidney disease, leading to an eventual need for dialysis. There are approximately 1.1 million patients in the United States suffering from stage 2 and 3 AKI over half of whom have associated AHRF. There are currently no approved therapies for AKI.

KOURAGE is a randomized, double-blind, placebo-controlled study that will evaluate 150 patients with stage 2 and 3 AKI who have AHRF and are receiving oxygen by non-invasive mechanical ventilation, high flow nasal cannula or intermittent mandatory ventilation (“IMV”). Patients will be stratified by classification of stage of AKI as well as the use of IMV. Patients will receive either a four-hour infusion of Auxora or placebo at 1.25 mL/kg as a first dose, after which they will receive Auxora or placebo at 1.0 mL/kg at hours 24, 48, 72 and 96. The primary endpoint of the trial will be evaluation of patients through day 30 to determine days alive, ventilator-free and dialysis-free. Secondary endpoints will include a composite of all-cause mortality, decrease in estimated glomerular filtration rate (“eGFR”), and the incidence of dialysis over a period of 90 days, also known as MAKE-90 (Major Adverse Kidney Events at 90 days).

AKI is a common consequence of severe COVID-19 pneumonia and in the Company’s CARDEA trial, which studied Auxora in patients with severe and critical COVID-19 pneumonia, results showed a nearly 40% reduction in reported AKI in Auxora-treated patients as compared to placebo-treated patients. In a post-hoc analysis of CARDEA patients with compromised kidney function (eGFR< 60 mL/min/1.73 m2) at enrollment, the drug was well tolerated and there was a survival benefit for patients treated with Auxora compared to those on placebo. Biomarker analysis from blood samples taken from over 190 CARDEA patients showed that Auxora increased Angiopoietin-1 while decreasing Angiopoietin-2, suggesting stabilization of the endothelium and the potential to treat AKI. Finally, published work from others showed that elevated serum IL-17 levels, a CRAC channel-mediated cytokine, were differentially elevated in critically ill patients with stage 2 and 3 AKI when compared to those without AKI, and the elevation was independently associated with both hospital mortality and long-term adverse outcomes.

The Company’s initial pre-clinical studies in an ischemia/reperfusion injury (“IRI”) model of AKI were encouraging. A single dose of Auxora after IRI increased GFR by 61% and decreased mononuclear (inflammatory) cell infiltration by 30%. Further details from this study and results from the Company’s more recent pre-clinical study of multiple doses of Auxora given over several days and initiated after a greater time interval following IRI were also very strong and will be presented at the 29th International AKI & Continuous Renal Replacement Therapy Conference taking place March 12-15, 2024 in San Diego, CA.

Pipeline and Corporate Updates

On February 13, 2024, the Company provided the following updates to its pipeline for its product candidates:

•	data is expected in the first half of 2024 for the Company’s Phase 2b CARPO trial of Auxora in acute pancreatitis (“AP”) with accompanying systemic inflammatory response syndrome (“SIRS”);

•

data is expected in the second half of 2024 for the investigator-sponsored Phase 1/2 CRSPA trial of Auxora in pediatric patients with asparaginase-induced pancreatic toxicity (“AIPT”) as a side effect of pediatric acute lymphoblastic leukemia treatment with asparaginase;

•

data is expected in the first half of 2024 for the Company’s Phase 2 biomarker clinical trial of Auxora in mechanically ventilated COVID-19 pneumonia patients with acute respiratory distress syndrome (“ARDS”);

•	the Company plans to submit an IND to the FDA in the second half of 2024 for the Company’s oral candidate (CM6336) for the treatment of chronic pancreatitis; and

•	the Company plans to submit an IND to the FDA in the second half of 2024 for the Company’s oral candidate (CM6336) for the treatment of rheumatoid arthritis.

In addition, following the completion of the previously announced private placement transaction, the Company expects to have a cash runway into the second half of 2025.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding the Company’s planned and ongoing clinical trials and the timing, design, expected patient enrollment and timing for the release of data thereof, including its planned Phase 2 clinical trial of Auxora in AKI with associated AHRF, its ongoing Phase 2b CARPO trial of Auxora in AP with accompanying SIRS, its ongoing Phase 1/2 CRSPA trial of Auxora in pediatric patients with AIPT; the potential benefits of Auxora for the treatment of AKI; the estimated patient population in the United States for AKI; plans to present results from the Company’s pre-clinical studies in an ischemia/reperfusion injury model of AKI at the 29th International AKI & Continuous Renal Replacement Therapy Conference; the Company’s development plans for Auxora; the Company’s plans to submit IND applications to the FDA for its oral candidate CM6336 for the treatment of chronic pancreatitis and rheumatoid arthritis and the timing thereof; and the Company’s expectations regarding its cash runway. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the impact of fluctuations in global financial markets on the Company’s business and the actions it may take in response thereto; the Company’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora; results from clinical trials or preclinical studies may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora; the scope progress and expansion of developing and commercializing Auxora; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of the Company generally; the Company’s ability to protect its intellectual property position; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time.

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Corporate Presentation of the Company, dated February 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2024	CalciMedica, Inc.

	By:	/s/ A. Rachel Leheny, Ph.D.
	Name:	A. Rachel Leheny, Ph.D.
	Title:	Chief Executive Officer